Exhibit 99.4

                   NON-QUALIFIED STOCK OPTION AGREEMENT


    THIS NON-QUALIFIED STOCK OPTION AGREEMENT (this "Agreement") is between Steve Schiffman (the "Grantee") and the other party named on the signature page to this Agreement (the "Company"). Each of the Grantee and the Company are also referred to in this agreement as the "Parties."

    WHEREAS, the Board of Directors of the Company (the "Board of Directors") has authorized the grant to the Grantee, for services to be rendered by the Grantee as a consultant to the Company pursuant to the terms of a Consulting Agreement (the "Consulting Agreement") between the Company and the Grantee, of a non-qualified stock option (the "Option") to purchase 1,000,000 shares of the Company's common stock (the "Common Stock") in accordance with the terms and conditions of this Agreement.

    NOW THEREFORE, in consideration of the premises and mutual covenants set forth in this Agreement, the Parties hereby agree as follows:

    1. Number of Shares; Exercise Price. Pursuant to action taken by the Board of Directors, the Company hereby grants to the Grantee, in consideration of consulting services to be performed for the benefit of the Company pursuant to the Consulting Agreement, an option ("Option") to purchase 1,000,000 common shares ("Option Shares") of Common Stock. The exercise price shall be equal to 80% of the close price of the Company common stock for the trading day immediately preceding the date of the exercise notice as reported by Bloomberg Financial L.P. (based on a trading day from 9:30 am EST to 4:00 pm EST).

    2. Term. The Option and this Agreement shall expire upon the earlier of either (i) 18 months from the date of this Agreement or (ii) the date of termination of the Consulting Agreement.

    3. Shares Subject To Exercise. The Grantee may not exercise his right to purchase more than 250,000 shares per calendar quarter without the prior written consent of the Company.

    4. Method and Time of Exercise. The Option may be exercised in whole or from time to time in part by written notice (the "Exercise Notice') delivered to the Company stating the number of Option Shares with respect to which the Option is then being exercised, together with a check and/or a wire transfer made payable to the Company in the amount equal to the Exercise Price multiplied by the number of Option Shares then being issued pursuant to the written notice of exercise, plus the amount of applicable federal, state and local withholding taxes, provided, however, that such taxes may be satisfied by the withholding of Option Shares then issuable upon the exercise of the Option pursuant to paragraph 5 of this Agreement. Options may be exercised at any time at the sole discretion of the Grantee. Only whole shares shall be issued upon exercise of the Option.

    5. Tax Withholding. As a condition to exercise of the Option, the Company may require the Grantee to pay to the Company all applicable federal, state and local taxes which the Company is required to withhold with respect to the exercise of the Option. Or the Grantee is liable for filing and paying all of his own taxes.

    6.    Intentionally Deleted.

    7. Transferability. The Option and this Agreement may not be assigned or transferred except by will or by the laws of descent and distribution, and with consent of the Company. During the life of the Grantee, the option shall be exercisable only by the Grantee. More particularly ((but without limiting the generality of the foregoing), the option may not be assigned, transferred (except as provided above), pledged, or hypothecated in any way, shall not be assignable by operation of law, and shall not be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge, hypothecation, or other disposition of the option contrary to the provisions hereof, and the levy of any execution, attachment, or similar process upon the option, shall be null and void and without effect.

    8. Grantee Not a Shareholder. The Grantee shall have no rights as a shareholder with respect to the Option Shares issued form time to time upon exercise of the Option until the earlier of: (1) the date of issuance of a stock certificate or stock certificates to the Grantee applicable to the Option Shares then issuable to the Grantee upon exercise of the Option and
(2) the date on which the Grantee or his nominee is recorded as owner of such Option Shares on the Company's stock ledger by the Company's registrar and transfer agent, which may be the Company. Except as set forth in paragraph 13 of this Agreement, no adjustment will be made for dividends or other rights for which the record date is prior to the earlier of the events described in clauses (1) and (2) of this paragraph.

    9. Restrictions on Transfer. The Grantee represents and agrees that, upon the Grantee's exercise of the Option in whole or in part, unless there is in effect at that time under the Securities Act of 1933 a registration statement relating to the Option Shares, the Grantee will acquire the Option Shares for the purpose of investment and not with a view to their resale or further distribution, and that upon such exercise hereof, the Grantee will furnish to the Company a written statement to such effect, satisfactory to the Company in form and substance.

    10. Shares Qualified for Listing. Company represents that its Common Stock is qualified for trading or quotation on a nationally recognized securities exchange or stock quotation system, including, without the NASDAQ Bulletin Board, and for trading with the California Department of Corporations or such other applicable jurisdictions.

    11. Registration Rights. As soon as possible following execution of this Agreement, the Company shall, at the Company's expense, file with the Securities and Exchange Commission ("SEC"), a registration statement ("Registration Statement") on Form S-8 or other comparable form, or if such form is not then available, such other form of registration statement then available, in such form as to comply with applicable federal and state laws for the purpose of registering or qualifying the Option Shares for public resale by the Grantee, and prepare and file with the appropriate state securities regulatory authorities the documents reasonably necessary to register or qualify the Option Shares, subject to the ability of the Company to register or qualify the Option Shares under applicable state law.

    12. Notices. All notices to the Company shall be addressed to the Company at the principal office of the Company at the address and facsimile number set forth on the signature page of this Agreement, and all notices to the Grantee shall be addressed to the Grantee at the address and facsimile number of the Grantee set forth on the signature page of this Agreement or, if different, the last address and facsimile number on file with the Company, or to such other address and facsimile number as either may designate to the other in writing. A notice shall be deemed to be duly given if and when enclosed in a properly addressed sealed envelope deposited, postage prepaid and followed by facsimile to the addressee. In lieu of giving notice by mail as aforesaid, written notices under this Agreement may be given by personal delivery to the Grantee or to the Company (as the case may be) by nationally recognized courier or overnight delivery service.

    13. Adjustments. If there is any change in the capitalization of the Company after the date of this Agreement affecting in any manner the number of kind of outstanding shares of Common Stock of the Company, whether by stock dividend, stock split, reclassification or recapitalization of such stock, or because the Company has merged or consolidated with one or more other corporations (and provided the Option does not thereby terminate pursuant to paragraph 14 of this Agreement), then the number and kind of shares then subject to the Option and the exercise price to be paid for the Option Shares shall be appropriately adjusted by the Board of Directors; provided however, that in no event shall any such adjustment result in the Company being required to sell or issue any fractional shares. Any such adjustment shall be made without change in the aggregate exercise price applicable to the unexercised portion of the Option, but with an appropriate adjustment to the exercise price of each Option Share or other unit of security then covered by the Option and this Agreement.

    14. Cessation of Corporate Existence. Notwithstanding any other provision of this Agreement, in the event of the reorganization, merger or consolidation of the Company with one or more corporations as a result of which the Company is not the surviving corporation, or the sale of substantially all the assets of the Company or of more than fifty percent (50%) of the then outstanding stock of the Company to another corporation or other entity in a single transaction, the Option grated hereunder shall terminate, provided however, that not later than five (5) days before the effective date of such merger or consolidation or sale of assets in which the Company is not the surviving corporation, the surviving corporation may, but shall not be so obligated to, tender to the Grantee an option to purchase a number of shares of capital stock of the surviving corporation equal to the number of Option Shares then issuable upon exercise of the Option, and such new option or options for shares of the surviving corporation shall contain such terms, conditions and provisions as shall be required substantially to preserve the rights and benefits of the Option and this Agreement.

        (a) Entire Agreement. This Agreement and the Consulting Agreement contain the entire agreement between the Parties, and may not be waived, amended, modified or supplemented except by agreement in writing signed by the Party against whom enforcement of any waiver, amendment, modification or supplement is sought. Waiver of or failure to exercise any rights provided by this Agreement and the Consulting Agreement in any respect shall not be deemed a waiver of any further or future rights.

    15.    Miscellaneous.

           (a) Governing Law. This Agreement shall be construed under the internal laws of the State of New York, and the Parties agree that the exclusive jurisdiction for any litigation or arbitration arising from this Agreement shall be in New York City, N.Y.

           (b) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but which when taken together shall constitute one agreement.

           (c) Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision(s) shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision were excluded and shall be enforceable in accordance with its terms.

           (d) Right to Consulting Relationship. Nothing contained herein shall confer upon the Grantee any right to be continued as a consultant of the Company or interfere in any way the right of the Company to terminate Grantee's consulting relationship at any time in accordance with the Consulting Agreement.
(Signature Page Follows)



    IN WITNESS WHEREOF the Parties hereto have executed this Agreement as of the date set forth below.


Date:  August 14, 2003                  OPTIONEE:

                                        ____________________________________

                                        Address for Notices

                                        ____________________________________

                                        ____________________________________

                                        COMPANY


                                        ____________________________________

                                        By:  _______________________________
                                             Name: Michael L. Weiner
                                             Title:  Chief Executive Officer